UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                         __________

                          FORM 8-K

                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): April 10, 2002

              Commission file number 000-32855
                         __________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

             Delaware                         74-2982117
  (State or Other Jurisdiction of           (IRS Employer
   Incorporation or Organization)         Identification No.)

     401 Whitney Avenue, Suite 400
          Gretna, Louisiana                   70056-2596
(Address of Principal Executive Offices)      (Zip Code)

  Registrant's Telephone Number, Including Area Code: (504)367-7030



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On  April  10,  2002, Torch Offshore, Inc.  (the  "Company")
completed  the  purchase  of  the  Smit  Express  from  Smit
International  for  $9.75  million.  The  vessel  has   been
delivered  to  Davie Industries Inc. in  Quebec,  Canada  to
assist   in  the  detailed  engineering  presently  underway
related to the conversion of the vessel (Exhibit 99.1). The 520-foot vessel is being converted to a DP-2 offshore construction vessel to be equipped with the Company's patent-pending pipelay system and will be renamed the Midnight Express.

The Company purchased the Midnight Express with funds on-hand; therefore, no additional financing was required.

There   are   no   material   relationships   between   Smit
International and the Company or any of its affiliates, officers, directors, or any associate of any such director or officer.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description

  99.1    Press   release  dated  April  16,  2002,   "Torch
          Offshore  Announces Delivery and  Commencement  of
          Second   Phase  of  Engineering  of  the  Midnight
          Express."

  99.2* Memorandum of Agreement between Torch Offshore, Inc. and Smit International Eminent Carriers N.V. of Grote Werf Noord (Scharloo) dated December 28, 2001 (Incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001).
_________________________________
* Incorporated by reference as indicated.



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ WILLIAM J. BLACKWELL
Date: April 16, 2002          ----------------------------
                              William J. Blackwell
                              Chief Financial Officer



                      INDEX TO EXHIBITS


Exhibit No.                   Description

  99.1    Press   release  dated  April  16,  2002,   "Torch
          Offshore  Announces Delivery and  Commencement  of
          Second   Phase  of  Engineering  of  the  Midnight
          Express."

  99.2* Memorandum of Agreement between Torch Offshore, Inc. and Smit International Eminent Carriers N.V. of Grote Werf Noord (Scharloo) dated December 28, 2001 (Incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001).
_________________________________
* Incorporated by reference as indicated.


                                                 EXHIBIT
                                                  99.1

NEWS RELEASE
For immediate release to:     Contact: Bill Blackwell (1)504-367-7030
Analysts, Financial Community, Media         b.blackwell@torchinc.com
                                        Bradley Lowe (1) 504-367-7030
                                                  b.lowe@torchinc.com

Torch Offshore Announces Delivery and Commencement of Second
        Phase of Engineering of the Midnight Express


New Orleans, Louisiana USA, April 16, 2002

Torch Offshore, Inc. (NASDAQ: TORC) announced today that it has completed the purchase of the Smit Express from Smit International for $9.75 million and that the vessel has been delivered to Davie Industries Inc. in Quebec, Canada to assist in the detailed engineering presently underway related to the conversion of the vessel. The 520-foot vessel will be converted to a DP-2 offshore construction vessel equipped with our patent-pending pipelay system and will be renamed the Midnight Express.

The detailed engineering for the vessel conversion started in early February at Davie Industries Inc. with the assistance of UK-based Maritime Audit and Technical Services Limited ("MAATS"). The first phase of this engineering effort consisted of the validation of the converted ship basic design (general arrangement, power, speed, propulsion/dynamic positioning arrangements, etc.) This phase was completed in mid-March. The second phase consisting of the production of all the detailed drawings and associated documentation required for class (Lloyds Register of Shipping) approval started immediately upon completion of the first phase. This engineering effort should be substantially completed by the end of May 2002. Having the vessel present at the shipyard should aid the team in the efficiency and accuracy of the engineering.

Lyle Stockstill, Torch Offshore Chairman and CEO, commented, "We are happy to have the Midnight Express in our possession and even more excited with the timely manner in which the engineering is progressing. The next stage in the vessel conversion will be for the bidding out for a shipyard, which should occur during the second quarter of 2002. This keeps us on schedule for the vessel to be operating in the deepwater arena as early as the third quarter of 2003."

Established in 1978, Torch Offshore, Inc. currently operates a fleet of nine vessels engaged in offshore pipeline installation and subsea construction for the oil and gas industry. Torch Offshore is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under U.S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, variable oil and natural gas commodity prices and offshore construction activity levels. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.